UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

RSA Security Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25120	04-2916506

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 515-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 3.02. Unregistered Sales of Equity Securities.

     In the fourth quarter of 2001, we issued to several institutional investors 7% convertible subordinated debentures due October 17, 2004 with an aggregate principal amount of $80.0 million, together with warrants to purchase an aggregate of 873,045 shares of our common stock. At any time and at their option, each holder may convert any outstanding debentures into our common stock at a conversion price of $13.745 per share. At September 30, 2004, we had $70.0 million of these debentures outstanding.

     In October 2004, the holders of the outstanding debentures converted the full amount of the debentures in several tranches over the course of two weeks: $750,000 of the debentures was converted on October 5, 2004, $50.5 million of the debentures was converted on October 13, 2004, and the remaining $18.75 million of the debentures was converted on October 15, 2004. These conversions resulted in the issuance of an aggregate of 5,092,760 shares of our common stock and the cancellation of all outstanding 7% convertible subordinated debentures. We received no additional payment in connection with the conversions.

     The issuance of our common stock upon conversion of the debentures was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The original issuance of the debentures was privately negotiated, and the holders were accredited investors and qualified institutional buyers. We made no public offering or public solicitation in the placement of the debentures or warrants or in the issuance of the common stock upon conversion.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

     See the Exhibit Index attached to this Report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc. (Registrant)
Date: October 18, 2004	By:	/s/Jeffrey D. Glidden
Jeffrey D. Glidden
Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 7% Convertible Subordinated Debenture due October 17, 2004 is incorporated herein by reference to Exhibit 99.3 to our Current Report on Form 8-K dated November 5, 2001.